Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote such omissions.

MatrixOne

FY06 Compensation Plan

Employee:	Michael Segal, Senior Vice President, Global Sales and Services
Effective Date:	July 3, 2005

Compensation Plan Details:

Annual Base Salary of $240,000.

Annual Target Incentive of $190,000 allocated among 3 components:

(1)	$55,000 based on achieving annual revenue plan, payable quarterly up to 100% of the annual revenue plan
(2)	$55,000 based on achieving annual bottom line pro forma operating plan, payable after the close of the annual audit and the July 2006 Board meeting
(3)	$80,000 based on achieving quarterly revenue and profit goals

Annual On Target Earnings of $430,000.

Each of the 3 components of the annual target incentive opportunity is described in detail below.

(1)	Annual incentive opportunity of $55,000 based on achievement of up to 100% of the total revenue (software and services which includes consulting, training, and maintenance) goal of $[**].

Incentives will be calculated based on achievement to goal and the applicable commission rate documented in the table below. Incentives are payable quarterly, up to 100% of goal. Incentives for overachievement are payable after the close of the annual audit and the July 2006 Board meeting.

Total Revenue Achievement to Goal	Commission Rate
0% to 100%	[**]%
Over 100%	[**]%

(2)	Annual incentive opportunity of $55,000 based on achievement of the bottom line pro forma operating plan of $[**]. The payout mechanism for over achievement of the bottom line pro forma operating plan is currently in development and subject to Compensation Committee/Board approval.

(3)	Quarterly bonus of $20,000 (total annual opportunity of $80,000) based on achievement of both the quarterly total revenue and bottom line pro forma operating plan. There is no look back for missed quarters.

Quarter	Total Revenue Plan	Bottom Line Pro Forma Operating Plan
Q1	$[**]	($[**]
Q2	$[**]	$[**]
Q3	$[**]	$[**]
Q4	$[**]	$[**]
FY06	$[**]	$[**]

(4)	The Participant is eligible for a $25,000 bonus based on achieving $[**] in software revenue. This assumes that the services revenue is equal to or greater than the total revenue plan for services of $91,863,000. In addition, the pro forma operating plan of $[**] must be achieved for the bonus to be paid.

Along with the details provided above, this Plan is governed by all applicable terms and conditions described in the MatrixOne Sales Compensation Plan Fiscal Year 2006. This Plan excludes any potential impact resulting from a restating of historical financials and is subject to change based on a revised operating plan for FY06 that may be created as a result of restructuring historical financials. The Company reserves the right, in its sole discretion, at any time, to amend, alter, or terminate this Plan.

PLAN ACKNOWLEDGEMENT

Employee Signature: /s/ Mike Segal	Date: 9/19/05

Manager Signature: /s/ Mark O’Connell	Date: 9/23/05

Human Resources Signature:	Date:

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